Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-194311) Form S-8’s (Nos. 333-190716, 333-186184 and 333-196538) of Norwegian Cruise Line Holdings Ltd. of our report dated February 29, 2016 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Miami, Florida
February 29, 2016